WESTERN RESOURCES, INC.
                   LONG-TERM INCENTIVE PROGRAM

     The purpose of the Western Resources, Inc. Long
Term Incentive Program is to provide a select group of
 management and executive employees of the Company with incentives to work for the long-range growth of the Company and to provide a competitive means by which management and executive employees with superior capabilities may be attracted to and retained by the Company.

     1. Definitions. As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

          (a) Account: The account established by the Company for the Participant for each Incentive Period. The Account shall be credited upon an Award to the Participant, and debited upon distribution or cancellation of an Award.

          (b) Award: A grant of Performance Shares made to a Participant's Account under the terms of the Program.

          (c) Beneficiary: The person or persons designated by a Participant pursuant to Section 9 to receive any distribution which under the terms and conditions of the Program may be made on behalf of the Participant after the Participant's death.

          (d)  Board of Directors:  The Board of Directors of the
     Company.

          (e) Committee: The committee which may be established by the Board of Directors pursuant to section 2 to administer the Program.

          (f) Common Stock: The Company's common stock, par value $5.00 per share.

          (g) Company: Western Resources, Inc. a Kansas corporation, and its successors and assigns.

          (h) Incentive Period: A three year period at the beginning of which an Award is made to Participants' Accounts and at the end of which a determination is made whether or not the Performance Standard has been obtained. Each January 1 a new Incentive Period shall commence. The first Incentive Period shall be January 1, 1991 through December 31, 1993.

          (i) Market Value: The average of the high and low prices for the Common Stock reported by the New York Stock Exchange (NYSE) on the date or dates specified in the Program (or, if such date shall not be a NYSE business day, the next succeeding day which shall be a business day).

          (j) Participant: An employee to whom an Award has been made which has not been paid, canceled, or otherwise terminated or satisfied under the terms of the Program.

          (k) Performance Share: The unit of measurement for Awards under the Program which, at any given time, shall be equal in value to the current Market Value of one share of Common Stock.

          (l)  Performance Standards:  The standards described in
     Section 5 relating to each Incentive Period, the satisfaction of which shall determine the Participant's entitlement to a Stock Distribution.

          (m) Program: The program herein set forth, as from time to time amended.

          (n) Stock Distribution: The common stock to which a Participant is entitled to receive at the end of any Incentive Period, as determined in accordance with Sections
     5 and 6.

     2. Administration. The entire Board of Directors, or if one shall be appointed by the Board of Directors, a committee of at least three directors, all of whom are not eligible to be Participants (the "Committee"), shall be responsible for administering, construing and interpreting the Program. The interpretation and construction by the Board of Directors, or the Committee if one shall be appointed, of any provision of the Program shall be final and conclusive.

     The day-to-day administration of the Program shall be carried out by such employees of the Company as shall be designated from time to time by the Board of Directors, or the Committee if one shall be appointed.

     The members of the Board of Directors, the members of the Committee, and all agents, officers, fiduciaries and employees of the Company shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Program; and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and all agents, officers, fiduciaries, and employees of the Company in respect of any claim, loss, damage or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
     3. Eligibility to Participate. Only those employees who are members of the President's Council shall automatically be eligible to participate in the Program. Such participation shall commence with the first Incentive Period. The Board of Directors, or the Committee if one shall be appointed, shall determine, from time to time, whether members of the Senior Management Council and employees in Pay Grades 30 and above shall be eligible to participate with respect to any subsequent Incentive Period.

     4.   General Terms and Conditions of Awards.

          (a) Performance Share Grants. At the beginning of the first year of each Incentive Period, an Award of Performance Shares shall be made to each Participant's Account. The number of Performance Shares to be awarded to each Participant's Account shall equal the number of shares of Common Stock having a Market Value on January 2 of such year equal to 10 percent of the Participant's base annual compensation determined as of January 1 of the first year of the Incentive Period. Except with respect to the dividend equivalent distributions to be made pursuant to Section 4(b), Participants shall not receive any payment with respect to the Performance Shares until the accomplishment of the Performance Standard in accordance with Section 5.

          (b) Distributions. In the event the Company pays any dividends or makes any other distributions with respect to its Common Stock in cash or in property, including securities (other than a dividend or distribution of shares of Common Stock), each Participant shall be entitled to receive in cash at the same time as such dividend is paid or other distribution is made to the stockholders, an amount equal to the value of such dividend or other distribution determined as if the Participant were the holder of the number of shares of Common Stock equal to the number of Performance Shares in his or her account. The value of such distribution, if other than cash, shall be determined by the Board of Directors, or the Committee if one shall be appointed, and such determination shall be conclusive.

          (c) Changes in Capitalization. In the event of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Common Stock while any Performance Shares are outstanding, the Board of Directors, or the Committee if one shall be appointed, shall make such adjustments in the number of Performance Shares in each Participant's Account as shall, in the sole judgment of the Board of Directors or the Committee, as appropriate, be equitable and appropriate in order to make such Account, as nearly as practicable, equivalent to the value of the Performance Shares in the Account immediately prior to such change.

     5. Performance Standards. The Performance Standards establish certain corporate goals to be attained during each Incentive Period in order for a Participant to receive a Stock Distribution. A Participant's right to a Stock Distribution, and the amount thereof, shall be determined by the Distribution Percentage.

          (a) Distribution Percentage. The Distribution Percentage shall consist of two weighted elements, the Financial Criteria Percentage and the Performance Criteria percentage. The sum of the weighted Financial Criteria Percentage and the weighted Performance Criteria percentage shall equal the Distribution Percentage. The following formula shall be used: (Financial Criteria Percentage X 70%) + (Performance Criteria Percentage X 30%) = Distribution Percentage.

               (1) Financial Criteria Percentage. By May 31, 1991 for the first Incentive Period, and as early as practical each succeeding Incentive Period, the Board of Directors, or the Committee if one shall be appointed, shall establish for the Incentive Period certain annual financial goals. Promptly following the end of each Incentive Period, the Board of Directors, or the Committee if one shall be appointed, shall determine the Financial Criteria Percentage over the Incentive Period.

               (2)  Performance Criteria Percentage.  The
          Performance Criteria Percentage is derived by evaluating the performance of the Company and the Participants. The Performance Criteria for each Incentive Period, which shall consist of the long-range strategic goals, objectives, and planned targets for the Company and the Participants, shall be established at the beginning of the respective Incentive Period. The Board of Directors, of the Committee if one shall be appointed, without the participation of the Chief Executive Officer of the Company (the "CEO"), shall determine and set forth in writing the Performance Criteria for the CEO. The CEO shall set forth in writing the Performance Criteria for the members of the President's Council other than the CEO. The President's Council shall set forth in writing the Performance Criteria for all other Participants. At the end of each Incentive Period, the Board of Directors, without the participation of the CEO, shall determine the percentage of Performance Criteria achieved by the CEO. The percentage of Performance Criteria achieved by the members of the President's Council other than the CEO shall be determined by the CEO. The percentage of Performance Criteria achieved by the remaining Participants shall be determined by the President's Council. The percentage of Performance Criteria achieved shall be called the "Performance Criteria Percentage."



          (b)  Earned Performance Shares.  The actual number of
     Performance Shares earned by the Participant shall be determined by reference to the Actual Distribution
     Percentage determined by the Board of Directors. Such percentage shall not exceed 110%.



     The Actual Distribution Percentage shall be multiplied by the number of Performance Shares in the Participant's Account for the Incentive Period, and the product shall be the number of Earned Performance Shares upon which the Participant's Stock Distribution shall be based. If the Actual Distribution Percentage is greater than 100%, the Participant shall have more Earned Performance Shares than are credited to his or her Account.

     6.   Distribution of Awards.

          (a)  Generally.   The Participant shall be entitled to
     receive one share of Common Stock for each Earned Performance Share determined in accordance with Section 5(b) (the "Stock Distribution"). All Stock Distributions shall be made within 60 days of the last day of the appropriate Incentive Period. Partial Earned Performance Shares shall be distributed in cash and shall equal the Market Value of one share of Common Stock as of the last day of the Incentive Period multiplied by the fraction of the Earned Performance Share.

          (b) Termination of Employment. A Participant who ceases to be continually employed by the Company throughout the Incentive Period (other than as a result of a Company-approved leave of absence or the Participant's death, disability, or retirement under the Company pension plan's early or normal retirement provisions), shall forfeit all rights to any allocated Performance Shares and any Stock Distribution for such Incentive Period.

          (c) Payment in the Event of Death, Disability or Retirement. If a Participant dies, becomes disabled or retires under the Company pension plan's early or normal retirement provisions during any Incentive Period, the Participant (or the appointed Beneficiaries in the case of death) shall receive any payment to which the Participant would otherwise have been entitled had he or she been employed on the last day of the Incentive Period, including the distributions provided for in Section 4(b). All payments, including the Stock Distribution, shall be made to the Participant (or the Participant's Beneficiary) at the time and in the manner that such payment and stock distribution would have been made to the Participant had he or she remained employed.

     7. Change in Control. Notwithstanding any contrary provisions of this Program or any instruments evidencing Awards granted hereunder, in the case of a Change in Control of the Company, each Participant shall immediately become fully vested in and be entitled to receive, a Stock Distribution in an amount equal to the number of the Performance Shares allocated to his or
her Account.    Such Stock Distribution shall be made to
Participants as soon as practicable.   A Change in Control shall
occur if:

          (a) any "person" or group of persons" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than pursuant to a transaction or agreement previously approved by the Board of Directors, directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of voting securities representing 20% or more of the combined voting power of all outstanding voting securities of the Company;

          (b) during any period of 24 consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors whose election by such Board of nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof;

          (c) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

          (d) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving Company or is substantially or completely liquidated (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company);

          (e) the Company enters into a contract to sell 50 percent or more of its assets or earning power; or

          (f) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination (other than shareholders who, immediately prior to the combination, were "affiliates" of such other company, as such term is defined in the rules of the Securities and Exchange Commission) do not beneficially own, directly or indirectly, more than 50% of the voting stock of the combined corporation.

     If a Change in Control shall occur by reason of any of the events described in (c) through (f) above, the Awards which shall become vested and non-forfeitable shall be distributed to Participants immediately prior to such Change in Control.

     8. Withholding for Taxes. The Company will provide for the withholding of any taxes required by any governmental authority with respect to any payment that is to be made under the Program. The amount withheld shall be paid over by the Company to such governmental authority for the account of the Participant entitled to the payment.

     9. Designation of Beneficiary. A Participant shall designate a Beneficiary or Beneficiaries on the Beneficiary Designation form in the appendix (which may be designated contingently and which may be an entity other than a natural person) to receive any amounts which under the terms of the Program may become payable on or after the Participant's death. Any such designation may, unless the Participant has waived such right, from time to time and at any time, be changed or cancelled by the Participant without the consent of a Beneficiary. Any such designation must be in writing and filed with the Board of
Directors, or the Committee if one shall be appointed.   If a
Participant designated more than one Beneficiary, any payments under the Plan to such Beneficiaries shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant. If a Participant does not designate a Beneficiary or there is no proper designation of a Beneficiary or no person designated as a Beneficiary shall survive the Participant, the Participant's Beneficiary shall be his or her estate.

    10. No Rights to Corporate Assets. Nothing contained herein shall be construed as giving a Participant, his or her Beneficiary or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, a Participant, his or her Beneficiary and any other person having a claim for payments shall be unsecured creditors.

    11. Non-Assignability. Except as provided in Section 9, neither a Participant nor a Participant's Beneficiary shall have the power or right to transfer, assign, anticipate, mortgage or otherwise encumber his or her interest in the Program; nor shall such interest be subject to seizure for the payment of a Participant's or Beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a Participant's or Beneficiary's bankruptcy or insolvency.

     The Company's obligations under the Program are not assignable or transferable except to a Company which acquires all or substantially all of the assets of the Company or to any corporation into which the Corporation may be merged or consolidated.

    12. Amendment and Termination. The Board of Directors may from time to time and at any time alter, amend, suspend, discontinue or terminate the Program. Nothing contained in the Program shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Program or any Participant's interest in the Program. Neither any Participant nor any other person shall have any claim against the Company as a result of any such action. Notwithstanding the foregoing, the Company may not modify (or terminate) the Program to the extent doing so would adversely affect the rights of Participants to Performance Shares in their Accounts at the time of the modification.

    13.  No Right of Employment.  Nothing contained in the
Program shall be construed as conferring upon a Participant the right to continue in the employ of the Company.

    14. Governing Law. All rights and obligations under the Program shall be governed by, and the Program shall be construed in accordance with the laws of the State of Kansas.

    15. Titles and Headings. Titles and headings to sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Program.

    16.  Effective Date.  The Program shall become effective
January 1, 1991.

                     BENEFICIARY DESIGNATION

     Pursuant to Section 9 of the Western Resources' Long-Term Incentive Plan, the Participant hereby designates as Primary Beneficiary under this Plan:
_________________________________________________________________
_____________
_________________________________________________________________
_____________
and, Participant hereby designates as Secondary Beneficiary under this Plan:
_________________________________________________________________
_____________
_________________________________________________________________
_____________
The term "Beneficiary" as used herein shall mean the Primary Beneficiary if such Primary Beneficiary shall survive Participant by at least 30 days, and shall mean the Secondary Beneficiary if Primary Beneficiary does not survive Participant by at least 30 days, and shall mean the Estate of the Participant, if neither Primary nor Secondary Beneficiary survives the Participant by at least 30 days. Participant shall have the right to change Participant's designation of Primary and/or Secondary Beneficiary from time to time in such manner as shall be required by the Board of Directors or the Committee, it being agreed that no change in beneficiary shall be effective until acknowledged in writing by the Company.

     IN WITNESS WHEREOF, Participant has executed this designation this __________ day of _______________________,
19____.

PARTICIPANT:

_________________________________
(signature)

_________________________________
(type or print name)